EXHIBIT 23.1


              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our reports dated April 3, 1998, except for the last paragraph of Note 1, as to which the date is April 10, 1998, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-52607) and related Prospectus of Newtech Electronics Industries, Inc. and subsidiaries for the registration of 000,000 shares of its common stock.


                                                           /S/ ERNST & YOUNG LLP


Miami, Florida
August 5, 1998